Exhibit 99.2


Contact:  Media Inquiries      Institutional Investors    Stockholder Inquiries
          Christian Vinyard    Mike Holland               (800) 555-5259 or
          (313) 322-3428       (313) 323-8221             (313) 845-8540


FOR RELEASE AT 7:30 A.M. (EASTERN)


          FORD EARNS RECORD $1.125 BILLION IN THIRD QUARTER; 64% RISE
                   DRIVEN BY PROGRESS ON QUALITY, COST, SPEED


DEARBORN, Mich., October 15, 1997 -- Ford Motor Company [NYSE: F] earned a record $1.125 billion in the third quarter, up 64 percent from the $686 million earned in the third quarter of 1996. The third-quarter results bring earnings for the first nine months of 1997 to $5.1 billion and surpass all previous third-quarter and nine-month records.

Fully diluted earnings per share of common and Class B stock were 90 cents, compared with 56 cents a share for the third quarter of 1996.

"Each of the past six quarters has shown solid improvement," said Chairman and Chief Executive Officer Alex Trotman. "But anyone who thinks that we're letting up is very mistaken. We're managing the entire business differently under Ford 2000, and it is paying off for our customers and shareholders."

Ford 2000 is the re-engineering of core processes across Ford's worldwide automotive operations. This focus on the fundamentals is continuing to contribute to gains in quality, lower total costs, and speed new product offerings to market.

AUTOMOTIVE OPERATIONS EARN $634 MILLION

Worldwide automotive operations earned $634 million in the third quarter, up from $15 million in the third quarter a year ago. Worldwide automotive revenues rose seven percent.

Lower total costs (at constant volume and mix), strong car and truck sales in the United States, higher margins, a smaller loss in Europe and a return to profitability in South America contributed to the increase. Automotive cash flow was strong with net cash at a record $11.1 billion at the end of the quarter.

"Cost reductions so far this year have been substantial," Trotman said, "so automotive margins should continue to improve, even though we're holding the line on prices. Our balanced strategy is delivering better value to our customers and shareholders."

In the U.S., automotive operations earned $485 million, compared with a record $634 million earned in the third quarter of 1996. The decline of $149 million reflects primarily the non-recurrence of an unusually low tax rate in the U.S. last year. Continued strong results in the U.S. stem from improved quality and a strong overall product line-up. Ford's third-quarter retail sales in the U.S. set a record.

Outside the U.S., Ford's automotive operations earned $149 million, compared with a loss of $619 million in the third quarter of 1996.

In Europe, Ford lost $147 million, compared with a loss of $472 million a year ago. The smaller loss reflects cost savings and higher volumes that were offset partially by higher marketing costs.

"The European market is very tough for everyone," Trotman said. "But we're making solid progress, and we're on track to meet our objective of breaking even, or better, for the full year."

In South America, Ford earned $133 million, compared with a loss of $226 million a year ago. For the first nine months of 1997, Ford's automotive operations in South America have earned $111 million.

In Brazil and Argentina, Ford is benefiting from lower costs and a strong automotive industry as well as the successful introduction of new products. Industry volumes in Brazil and Argentina rose 12 percent and 20 percent, respectively, in the third quarter, while Ford's unit sales were up 80 percent in these markets during the same period.

"We're pleased with the turnaround in South America," Trotman said. "The new team has brought in a profit faster than most of us predicted."

On Oct. 2, Ford announced its intention to build a new vehicle assembly plant in Brazil expected to be in production by 2001.

FINANCIAL SERVICES EARN $491 MILLION

Ford's financial services businesses earned $491 million in the third quarter, compared with a record $671 million a year ago. Earnings last year included $117 million from USL Capital which has since been sold.

Ford Credit earned $258 million, compared with $341 million in the third quarter of 1996. The decline stems primarily from higher depreciation expenses on leased vehicles and increased credit losses.

The Associates [NYSE: AFS] earned an all-time quarterly record of $271 million, compared with $230 million a year ago. Ford's share was $219 million in the third quarter of 1997.

The Hertz Corporation [NYSE: HRZ] earned an all-time quarterly record of $93 million, compared with $74 million a year ago. Ford's share was $75 million in the third quarter of 1997.

LOOKING AHEAD

"Despite tough competition," Trotman noted, "we're gaining momentum and are on track to meet the aggressive objectives we've set."

In Ford's major markets, the economic environment continues to be largely favorable. Ford expects total industry sales of about 15.4 million new cars and trucks in the U.S. this year and about 14.8 million in Europe, with similar volumes expected next year.

On Oct. 8, Ford announced plans to distribute its 80.7 percent interest in Associates First Capital Corporation to Ford common and Class B shareholders. "The planned spin-off reflects our continuing focus on improving and growing our automotive-related businesses and our desire to enhance shareholder value," Trotman said.


                                   # # #

SUMMARY OF THIRD QUARTER 1997 COMPARED WITH 1996

Overview
--------
* Earnings were a record $1.125 billion, compared with $686 million in the third quarter of 1996.
* Fully diluted earnings per share were 90 cents, compared with 56 cents per share.
* Worldwide sales and revenues were $36.1 billion, compared with $34 billion.
* Stockholders' equity was $29.7 billion, compared with $26.2 billion a year ago.

Automotive
----------
* Net income from worldwide automotive operations was $634 million, compared with $15 million.
* Net income from U.S. automotive operations was $485 million, compared with $634 million.
* Automotive operations outside the U.S. earned $149 million, compared with a loss of $619 million a year ago. In Europe, Ford lost $147 million, compared with a loss of $472 million a year ago. In South America, Ford earned $133 million, compared with a loss of $226 million a year ago.
* Worldwide return on sales was 2.3 percent, up 2.2 points from a year ago.
* Worldwide vehicle unit sales were a record 1,596,000, compared with 1,452,000.
* Combined car and truck share in the U.S. was 24.6 percent, compared with 24.5 percent.
* Combined car and truck share in Europe was 11.4 percent, compared with 12 percent.
* Combined car and truck share in Brazil was 15.8 percent, compared with 11.1 percent.

Financial Services
------------------
* Financial services earned $491 million, compared with $671 million a year ago.
* Ford Credit earned $258 million, compared with $341 million.
* The Associates earned an all-time quarterly record of $271 million, compared with $230 million.
* Hertz earned an all-time quarterly record of $93 million, compared with $74 million.

Automotive Balance Sheet
------------------------
* Cash and marketable securities were a record $19.3 billion, compared with $13 billion a year ago.
* Debt was $8.2 billion, compared with $7.3 billion.
* Net cash was a record $11.1 billion, compared with $5.7 billion.
* Capital spending was $2.3 billion, compared with $2.2 billion.

                                         Ford Motor Company and Subsidiaries

                                                   Highlights
                                                   ----------

                                                            Third Quarter                  Nine Months
                                                       ----------------------        ----------------------
                                                          1997         1996            1997          1996
                                                       ---------     --------        --------       -------
                                                             (unaudited)                 (unaudited)
Worldwide vehicle unit sales of
cars and truck (in thousands)
- United States                                             940          884           3,029        2,891
- Outside United States                                     656          568           2,123        2,009
                                                       --------     --------        --------     --------
   Total                                                  1,596        1,452           5,152        4,900
                                                       ========     ========        ========     ========


Sales and revenues (in millions)
- Automotive                                           $ 28,196     $ 26,459        $ 89,926     $ 86,518
- Financial Services                                      7,900        7,501          22,637       21,640
                                                       --------     --------        --------     --------
   Total                                               $ 36,096     $ 33,960        $112,563     $108,158
                                                       ========     ========        ========     ========

Net income (in millions)
- Automotive                                           $    634     $     15        $  3,373     $  1,265
- Financial Services                                        491          671           1,751        1,977
                                                       --------     --------        --------     --------
   Total                                               $  1,125     $    686        $  5,124     $  3,242
                                                       ========     ========        ========     ========

Capital expenditures (in millions)
- Automotive                                           $  2,268     $  2,228        $  5,753     $  5,796
- Financial Services                                        147          149             413          349
                                                       --------     --------        --------     --------
   Total                                               $  2,415     $  2,377        $  6,166     $  6,145
                                                       ========     ========        ========     ========

Automotive capital expenditures as a
 percentage of sales                                        8.0%         8.4%            6.4%         6.7%

Stockholders' equity at September 30
- Total (in millions)                                  $ 29,677     $ 26,152        $ 29,677     $ 26,152
- After-tax return on Common and
   Class B stockholders' equity                            15.4%        10.5%           24.6%        17.4%

Automotive net cash at September 30
 (in millions)
 - Cash and marketable securities                      $ 19,320     $ 12,960        $ 19,320     $ 12,960
 - Debt                                                   8,207        7,296           8,207        7,296
                                                       --------     --------        --------     --------
    Automotive net cash                                $ 11,113     $  5,664        $ 11,113     $  5,664
                                                       ========     ========        ========     ========

After-tax return on sales
- U.S. Automotive                                           2.6%         3.7%            4.3%         2.5%
- Total Automotive                                          2.3%         0.1%            3.8%         1.5%

Shares of Common and Class B Stock
 (in millions)
- Average number outstanding                              1,198        1,183           1,193        1,177
- Number outstanding at Sept. 30                          1,200        1,185           1,200        1,185

Common Stock price (per share)
 - High                                                 46-1/8        34-1/4          46-1/8       37-1/4
 - Low                                                  38-3/16       30              30           27-1/4

AMOUNTS PER SHARE OF COMMON AND
 CLASS B STOCK AFTER PREFERRED
 STOCK DIVIDENDS

Income assuming full dilution
- Automotive                                           $   0.51     $   0.00        $   2.72     $   1.02
- Financial Services                                   $   0.39     $   0.56        $   1.43     $   1.64
                                                       --------     --------        --------     --------
   Total                                               $   0.90     $   0.56        $   4.15     $   2.66
                                                       ========     ========        ========     ========

Cash dividends                                         $  0.420     $  0.385        $  1.225     $  1.085


                                         Ford Motor Company and Subsidiaries

                                                 VEHICLE UNIT SALES
                                                 ------------------

                                  For the Periods Ended September 30, 1997 and 1996
                                                   (in thousands)

                                                   Third Quarter                            Nine Months
                                               -------------------------              -------------------------
                                                1997             1996                  1997             1996
                                               --------         --------              --------         --------
                                                    (unaudited)                             (unaudited)
North America
United States
 Cars                                            399              387                 1,205            1,228
 Trucks                                          541              497                 1,824            1,663
                                               -----            -----                 -----            -----
  Total United States                            940              884                 3,029            2,891

Canada                                            73               52                   228              174
Mexico                                            20               13                    57               39
                                               -----            -----                 -----            -----

  Total North America                          1,033              949                 3,314            3,104

Europe
Britain                                          106              100                   342              376
Germany                                          100               84                   323              330
Italy                                             43               30                   178              129
France                                            36               42                   112              147
Spain                                             28               27                   112              114
Other countries                                   45               67                   227              236
                                               -----            -----                 -----            -----

  Total Europe                                   358              350                 1,294            1,332

Other international
Brazil                                            65               44*                  165*             114*
Argentina                                         45               17*                  108*              71*
Australia                                         35               40                   101              107
Taiwan                                            20               20                    62               72
Japan                                              9               13                    30               41
Other countries                                   31               19                    78               59
                                               -----            -----                 -----            -----

  Total other international                      205              153                   544              464
                                               -----            -----                 -----            -----

Total worldwide vehicle unit sales             1,596            1,452                 5,152            4,900
                                               =====            =====                 =====            =====




Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers

*Adjusted to reflect change in reporting practice


                                         Ford Motor Company and Subsidiaries

                                          CONSOLIDATED STATEMENT OF INCOME
                                          --------------------------------

                                  For the Periods Ended September 30, 1997 and 1996
                                                    (in millions)

                                                                    Third Quarter                    Nine Months
                                                              --------------------------      --------------------------
                                                                1997            1996             1997           1996
                                                              ----------     -----------      -----------     ----------
                                                                     (unaudited)                     (unaudited)


AUTOMOTIVE
Sales                                                         $28,196        $26,459          $89,926         $86,518

Costs and expenses (Note 2)
Costs of sales                                                 25,681         24,926           80,023          79,941
Selling, administrative and other expenses                      1,669          1,514            4,909           4,619
                                                              -------        -------          -------         -------
  Total costs and expenses                                     27,350         26,440           84,932          84,560

Operating income                                                  846             19            4,994           1,958

Interest income                                                   253            188              802             589
Interest expense                                                  192            155              592             537
                                                              -------        -------          -------         -------
  Net interest income                                              61             33              210              52
Equity in net income/(loss) of affiliated companies                 0            (68)             (65)            (43)
Net expense from transactions with
 Financial Services                                               (15)           (25)             (68)            (62)
                                                              -------        -------          -------         -------

Income/(loss) before income taxes - Automotive                    892            (41)           5,071           1,905

FINANCIAL SERVICES
Revenues                                                        7,900          7,501           22,637          21,640

Costs and expenses
Interest expense                                                2,430          2,458            7,208           7,318
Depreciation                                                    2,011          1,768            5,550           5,134
Operating and other expenses                                    1,727          1,559            4,801           4,522
Provision for credit and insurance losses                         835            708            2,474           1,894
Budget Rent a Car write-down and sale of
 USL Capital                                                        -           (235)               -             437
                                                              -------        -------          -------         -------
  Total costs and expenses                                      7,003          6,258           20,033          19,305
Net revenue from transactions with Automotive                      15             25               68              62
Gain on sale of Common Stock
 of a subsidiary (Note 3)                                           -              -              269             650
                                                              -------        -------          -------         -------

Income before income taxes - Financial Services                   912          1,268            2,941           3,047
                                                              -------        -------          -------         -------

TOTAL COMPANY
Income before income taxes                                      1,804          1,227            8,012           4,952
Provision for income taxes                                        595            474            2,675           1,581
                                                              -------        -------          -------         -------
Income before minority interests                                1,209            753            5,337           3,371
Minority interests in net income of subsidiaries                   84             67              213             129
                                                              -------        -------          -------         -------
Net income                                                    $ 1,125        $   686          $ 5,124         $ 3,242
                                                              =======        =======          =======         =======
Income attributable to Common and Class B Stock
 after preferred stock dividends                              $ 1,112        $   670          $ 5,083         $ 3,191

Average number of shares of Common and Class B
 Stock outstanding                                              1,198          1,183            1,193           1,177

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK

Income                                                        $  0.93        $  0.57          $  4.26         $  2.71

Income assuming full dilution                                 $  0.90        $  0.56          $  4.15         $  2.66

Cash dividends                                                $ 0.420        $ 0.385          $ 1.225         $ 1.085


The accompanying notes are part of the financial statements.

                                         Ford Motor Company and Subsidiaries

                                             CONSOLIDATED BALANCE SHEET
                                             --------------------------
                                                    (in millions)

                                                                                          September 30,     December 31,
                                                                                              1997              1996
                                                                                         ----------------   --------------
                                                                                           (unaudited)
ASSETS
Automotive
Cash and cash equivalents                                                                 $  5,027           $  3,578
Marketable securities                                                                       14,293             11,836
                                                                                          --------           --------
   Total cash and marketable securities                                                     19,320             15,414

Receivables                                                                                  3,220              3,133
Inventories (Note 5)                                                                         6,320              6,656
Deferred income taxes                                                                        3,262              3,296
Other current assets                                                                         4,085              3,193
Net current receivable from Financial Services                                                 443                  0
                                                                                          --------           --------
   Total current assets                                                                     36,650             31,692

Equity in net assets of affiliated companies                                                 2,056              2,483
Net property                                                                                34,282             33,527
Deferred income taxes                                                                        4,154              4,429
Other assets                                                                                 8,298              7,527
                                                                                          --------           --------
   Total Automotive assets                                                                  85,440             79,658

Financial Services
Cash and cash equivalents                                                                    2,117              3,689
Investments in securities                                                                    2,155              2,307
Net receivables and lease investments                                                      169,914            161,906
Other assets                                                                                14,597             14,834
Net receivable from Automotive                                                                   0                473
                                                                                          --------           --------
   Total Financial Services assets                                                         188,783            183,209
                                                                                          --------           --------
   Total assets                                                                           $274,223           $262,867
                                                                                          ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                            $ 11,942           $ 11,735
Other payables                                                                               2,395              2,206
Accrued liabilities                                                                         18,352             16,587
Income taxes payable                                                                         1,718                508
Debt payable within one year                                                                 1,587              1,661
Net current payable to Financial Services                                                        0                473
                                                                                          --------           --------
   Total current liabilities                                                                35,994             33,170

Long-term debt                                                                               6,620              6,495
Other liabilities                                                                           28,126             26,793
Deferred income taxes                                                                        1,175              1,225
                                                                                          --------           --------
   Total Automotive liabilities                                                             71,915             67,683

Financial Services
Payables                                                                                     4,130              4,695
Debt                                                                                       155,407            150,205
Deferred income taxes                                                                        4,006              4,338
Other liabilities and deferred income                                                        7,966              8,504
Net payable to Automotive                                                                      443                  0
                                                                                          --------           --------
   Total Financial Services liabilities                                                    171,952            167,742

Company-obligated mandatorily redeemable preferred securities of a subsidiary
 trust holding solely junior subordinated debentures of the Company (Note 6)                   679                680

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation preference
  of $642 million and $694 million)                                                              *                  *
 Common Stock, par value $1.00 per share (1,131 and 1,118 million shares issued)             1,131              1,118
 Class B Stock, par value $1.00 per share (71 million shares issued)                            71                 71
Capital in excess of par value of stock                                                      5,484              5,268
Foreign currency translation adjustments and other                                            (963)               (29)
Earnings retained for use in business                                                       23,954             20,334
                                                                                          --------           --------
   Total stockholders' equity                                                               29,677             26,762
                                                                                          --------           --------

   Total liabilities and stockholders' equity                                             $274,223           $262,867
                                                                                          ========           ========
- - - -
*Less than $1 million

The accompanying notes are part of the financial statements.

                                         Ford Motor Company and Subsidiaries

                                   CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   ----------------------------------------------

                                  For the Periods Ended September 30, 1997 and 1996
                                                    (in millions)


                                                                           Nine Months 1997               Nine Months 1996
                                                                      ----------------------------   ---------------------------
                                                                                       Financial                     Financial
                                                                       Automotive      Services       Automotive      Services
                                                                      -------------   ------------   -------------   -----------
                                                                              (unaudited)                   (unaudited)

Cash and cash equivalents at January 1                                 $ 3,578        $  3,689        $ 5,750        $  2,690

Cash flows from operating activities before securities trading          11,835           9,449          8,462          10,839
Net (purchases)/sales of trading securities                             (2,075)            136         (2,844)         (1,230)
                                                                       -------        --------        -------        --------
   Net cash flows from operating activities                              9,760           9,585          5,618           9,609

Cash flows from investing activities
 Capital expenditures                                                   (5,753)           (413)        (5,796)           (349)
 Purchase of leased assets                                                (332)              -           (130)              -
 Acquisitions of receivables and lease investments                           -         (86,947)             -         (82,293)
 Collections of receivables and lease investments                            -          67,246              -          62,469
 Net acquisitions of daily rental vehicles                                   -          (1,231)             -          (1,995)
 Net proceeds from USL Capital asset sales                                   -               -              -           1,157
 Purchases of securities                                                     0          (2,329)            (6)         (8,362)
 Sales and maturities of securities                                          0           2,835              7          10,266
 Proceeds from sales of receivables and lease investments                    -           1,578              -           1,011
 Net investing activity with Financial Services                            (23)              -           (254)              -
 Other                                                                      72            (150)          (523)           (204)
                                                                       -------        --------        -------        --------

   Net cash used in investing activities                                (6,036)        (19,411)        (6,702)        (18,300)

Cash flows from financing activities
 Cash dividends                                                         (1,503)            (25)        (1,328)              -
 Issuance of Common Stock                                                  229               -            124               -
 Issuance of Common Stock of a subsidiary (Note 3)                           -             453              -           1,897
 Changes in short-term debt                                               (568)          1,376            395           1,465
 Proceeds from issuance of other debt                                    1,225          17,823            300          18,650
 Principal payments on other debt                                         (655)        (12,250)          (671)        (10,407)
 Net financing activity with Automotive                                      -              23              -             254
 Other                                                                      (8)             (5)           (43)           (266)
                                                                       -------        --------        -------        --------
   Net cash (used in)/provided by financing activities                  (1,280)          7,395         (1,223)         11,593

Effect of exchange rate changes on cash                                    (79)            (57)           (73)           (206)
Net transactions with Automotive/Financial Services                       (916)            916             91             (91)
                                                                       -------        --------        -------        --------

   Net (decrease)/increase in cash and cash equivalents                  1,449          (1,572)        (2,289)          2,605
                                                                       -------        --------        -------        --------

Cash and cash equivalents at September 30                              $ 5,027        $  2,117        $ 3,461        $  5,295
                                                                       =======        ========        =======        ========



The accompanying notes are part of the financial statements.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (unaudited)


  1. Financial Statements - The financial data presented herein are unaudited, but in the opinion of management reflect those adjustments necessary for a fair presentation of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K (the "10-K Report") for the year ended December 31, 1996. For purposes hereof, "Ford" or the "Company" means Ford Motor Company and its majority owned subsidiaries unless the context requires otherwise. Certain amounts for prior periods have been reclassified to conform with 1997 presentations.

  2. Selected Automotive costs and expenses are summarized as follows (in millions):

                                             Third Quarter                        Nine Months
                                          ---------------------              ---------------------
                                            1997        1996                   1997        1996
                                          ---------    --------              ---------    --------
       Depreciation                        $701         $687                 $2,051       $1,966
       Amortization                         824          828                  2,330        2,278


  3. Sale of Common Stock of a Subsidiary - During April 1997, The Hertz Corporation ("Hertz") completed an initial public offering ("IPO") of its common stock representing a 19.1% economic interest in Hertz. The Company recognized in second quarter earnings a non-operating gain of $269 million resulting from the IPO; the gain was not subject to income taxes. During May 1996, The Associates completed an IPO of its common stock representing a 19.3% economic interest in The Associates; this resulted in a non-operating gain of $650 million.

  4. Significant Items - The Company recorded a pre-tax charge in second quarter totaling $272 million ($169 million after taxes) reflecting actions that will be completed during 1997 and 1998. These include primarily the discontinuation of passenger car production at the Lorain Assembly Plant resulting in a write-down of surplus assets. The charge also included employee termination costs related to the elimination of a shift at the Halewood (England) Plant, and a loss on the sale of the Heavy Truck business.

  5. Automotive inventories are summarized as follows (in millions):

                                                                     September 30,       December 31,
                                                                         1997                1996
                                                                     -------------       ------------
     Raw materials, work in process and supplies                         $3,340              $3,374
     Finished products                                                    2,980               3,282
                                                                         ------              ------
        Total inventories                                                $6,320              $6,656
                                                                         ======              ======

     U.S. inventories                                                    $2,336              $2,280

  6. Company-Obligated Mandatorily Redeemable Preferred Securities of a Subsidiary Trust - The sole asset of Ford Motor Company Capital Trust I (the "Trust"), which is the obligor on the Preferred Securities of such Trust, is $632 million principal amount of 9% Junior Subordinated Debentures due 2025 of Ford Motor Company.